UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2011

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue North Brooklyn Center, MN	55429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2011, we entered into a credit agreement with U.S. Bank National Association, a national banking association, as lead arranger, administrative agent and sole initial lender. The credit agreement provides for a secured revolving line of credit in the amount of $25 million which expires on October 31, 2016.

Our obligations under the credit agreement are secured by a lien on substantially all of our assets and the assets of our wholly owned subsidiary Arabica Funding, Inc. (“Arabica”), other than in each case certain non-assignable lease and license agreements, certain intent-to-use trademarks applications, interests in real property and certain other specifically excluded property.

The revolving line of credit bears interest at a fluctuating per annum rate equal to (a) the one-month London Interbank Offered Rate (LIBOR), adjusted for any reserve requirement imposed under Regulation D of the Board of Governors of the Federal Reserve and reset each banking day, plus (b) 1.50%. In addition, on January 1, 2012 and on the first day of the month immediately following the end of each fiscal quarter thereafter, we pay an unused revolving credit fee in an amount equal to 0.25% of the difference between the maximum aggregate revolving loan commitment and the average daily outstanding principal balance of revolving loans and letter of credit obligations outstanding during the immediately preceding fiscal quarter.

The credit agreement contains various financial covenants, including fixed charge coverage ratio minimums and leverage ratio maximums.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 8.01.	Other Events.

Effective October 14, 2011, in connection with our entry into the credit agreement disclosed under Item 1.01 above, we terminated (1) our credit facility with Wells Fargo N.A. and (2) our sale leaseback arrangement with Arabica. Arabica is now a wholly owned subsidiary of our company that owns certain intellectual property and equipment used in our business.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10	Credit Agreement, dated as of October 14, 2011, by and among U.S. Bank National Association, Arabica Funding, Inc. and Caribou Coffee Company, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.

Date: October 20, 2011

CARIBOU COFFEE COMPANY, INC.

By:	/s/ Timothy J. Hennessy
Timothy J. Hennessy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10	Credit Agreement, dated as of October 14, 2011, by and among U.S. Bank National Association, Arabica Funding, Inc. and Caribou Coffee Company, Inc.